EXHIBIT 10(GG)

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         This Amendment dated as of February 23, 1998 between Guardian International, Inc., a Nevada corporation (the "Company"), and Westar Security, Inc., a Kansas corporation (the "Stockholder") to the Registration Rights Agreement dated October 21, 1997 (the ARegistration Rights Agreement@) between the Company and Westar Capital, Inc., a Kansas corporation (AWestar Capital@).

                                    RECITALS

         On November 24, 1997, Westar Capital assigned all of its rights and obligations under the Registration Rights Agreement to the Stockholder. Pursuant to the Stock Subscription Agreement between the Company and the Stockholder of even date herewith, the Company is selling to the Stockholder 1,600,000 shares (the "Preferred B Shares") of Series B 10 1/2% Convertible Cumulative Preferred Stock (the "Preferred Stock"), par value $.001 per share, which is convertible into Common Stock. The parties hereto desire to amend the Registration Rights Agreement to include the Preferred B Shares in the definition of AShares@ and to increase the number of mandatory rights to four.

                                    AGREEMENT

         1. DEFINITION OF SHARES. The last sentence in the Recitals of the Registration Rights Agreement is hereby amended in its entirety to read as follows: AIn this Agreement, the Common Shares and the Common Stock issuable by the Company upon conversion of the Preferred Shares and upon conversion of the Preferred B Shares, together with any stock dividends, distributions, or splits or any shares issued or issuable in connection with any reclassification, recapitalization, merger or consolidation or reorganization (AAdjustments@), shall be collectively referred to as the "Shares."

         2. MANDATORY RIGHTS. The first sentence of the fifth paragraph of
Section 1(b) is hereby amended in its entirety to read as follows:

         "The Stockholder shall be entitled to request four registrations pursuant to this Section 1(b)."

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                      GUARDIAN INTERNATIONAL, INC.

                                      By:/s/ Richard Ginsburg
                                         ---------------------------------------
                                         Richard Ginsburg
                                         President and Chief Executive Officer

                                      WESTAR SECURITY, INC.

                                      By:/s/ John W. Hesse
                                         ---------------------------------------
                                      Name:   John W. Hesse
                                      Its:  Secretary/Treasurer


ACKNOWLEDGED AND AGREED:

HELLER FINANCIAL, INC.

By: /s/ Scott E. Gast
    ------------------------------------
    [Name] Scott E. Gast
    [Title]   Assistant Vice President

Date: 2/23/98

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